Exhibit 99.1

Signing Day Sports Announces Pricing of

$5.6 Million Public Offering

SCOTTSDALE, Arizona, January 13, 2026 (NewMediaWire) - Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the pricing of its public offering of 9,483,500 shares of common stock, which are being offered together with warrants to purchase 14,225,250 shares of common stock, at a public offering price of $0.5905 per share and accompanying warrant.

The warrants will be initially exercisable at a price of $0.7086 per share. The warrants may also be exercised on a zero cash exercise basis for a number of shares of common stock pursuant to the formula defined in the warrants subject to a floor price of $0.6760 per share and subject to a beneficial ownership limitation, and may be exercised on such basis until January 26, 2026. The warrants will expire on the earlier of (i) full exercise, (ii) five years from the initial exercise date, and (iii) the closing date of the transactions contemplated by the Business Combination Agreement, dated as of May 27, 2025, by and among the Company, BlockchAIn Digital Infrastructure, Inc., BDCI Merger Sub I Inc., BCDI Merger Sub II LLC, and One Blockchain LLC, as amended, and as may be subsequently amended. The shares of common stock and accompanying warrants can only be purchased together in this public offering but will be issued separately and will be immediately separable upon issuance.

Gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses, are expected to be $5.6 million. The offering is expected to close on January 14, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-292569), as amended, relating to the offering was filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on January 13, 2026. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as drills and mechanics that exemplify player mechanics, coordination, and development). For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, satisfaction of customary closing conditions related to the offering, anticipated proceeds, and the ability to meet stock exchange listing standards, and those described in the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s reports and other filings with the SEC. These risks, uncertainties and other factors are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning Signing Day Sports or any of its affiliates, or other matters and attributable to Signing Day Sports, any of its affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com